Exhibit 10.4

RESTRICTED STOCK AGREEMENT

BIOHORIZONS, INC.

AGREEMENT made as of the [      ] day of [                        ], 20[    ] (the “Grant Date”), between BioHorizons, Inc. (the “Company”), a Delaware corporation, and [                                ] (the “Participant”).

WHEREAS, the Company has adopted the Amended and Restated 2010 Employee, Director and Consultant Stock Plan (the “Plan”) to promote the interests of the Company by providing an incentive for Employees, directors and Consultants of the Company or its Affiliates;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to offer to the Participant shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

WHEREAS, the Participant wishes to accept said offer; and

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan and that any and all references herein to employment of the Participant by the Company shall include the Participant’s employment or service as an employee, director or consultant of the Company or any Affiliate.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Terms of Grant.  The Participant hereby accepts the offer of the Company to issue to the Participant, in accordance with the terms of the Plan and this Agreement, [                         (            )] Shares of the Company’s Common Stock (such shares, subject to adjustment pursuant to Section 24 of the Plan and Subsection 2.1(h) hereof, the “Granted Shares”) at a per share purchase price of $0.0001 (the “Purchase Price”), receipt of which is hereby acknowledged by the Company by the Participant’s prior service to the Company and which amount will be reported as income on the Participant’s W-2 [or 1099] for this calendar year.

2.1.          Company’s Lapsing Forfeiture Right.

(a)           Lapsing Forfeiture Right.  Except as set forth in Subsections 2.1(b) and 2.1(c) hereof, in the event that for any reason the Participant is no longer an Employee, director or Consultant of the Company or an Affiliate (the “Termination”) prior to [                            ], the Participant (or the Participant’s Survivor) shall, on the date of Termination, immediately forfeit to the Company (or its designee) all of the Granted Shares which have not yet vested in accordance with the schedule set forth below (the “Lapsing Forfeiture Right”).

The Company’s Lapsing Forfeiture Right is as follows:

[Insert Lapsing Forfeiture Right (vesting schedule)]

(b)           Effect of Termination for Disability or upon Death.  The following rules apply if the Participant’s Termination is by reason of Disability or death:  to the extent the Company’s Lapsing Forfeiture Right has not lapsed as of the date of Termination due to Disability or death, as the case may be, the Participant shall forfeit to the Company any or all of the Granted Shares subject to such Lapsing Forfeiture Right; provided, however, that the Company’s Lapsing Forfeiture Right shall be deemed to have lapsed to the extent of a pro rata portion of the Granted Shares through the date of Termination due to Disability or death, as would have lapsed had the Participant not been terminated due to Disability or death, as the case may be.  The proration shall be based upon the number of days accrued in such current vesting period prior to the Participant’s date of Termination due to Disability or death, as the case may be.

(c)           Effect of a For Cause Termination.  Notwithstanding anything to the contrary contained in this Agreement, in the event of the Participant’s Termination for “cause” (as defined in the Plan) or in the event the Administrator determines, within one year after the Participant’s Termination, that either prior or subsequent to the Participant’s Termination the Participant engaged in conduct that would constitute “cause”, all of the Granted Shares then held by the Participant shall be forfeited to the Company immediately as of the time the Participant is notified that he or she has been terminated for “cause” or that he or she engaged in conduct which would constitute “cause”.

(d)           Reserved

(e)           Escrow.  The Granted Shares issued to the Participant hereunder which from time to time are subject to the Lapsing Forfeiture Right shall be held in escrow by the Company as provided in this Subsection 2.1(e). As the Granted Shares become vested from time to time the Company shall promptly release from escrow and deliver to the Participant the Granted Shares as to which the Company’s Lapsing Forfeiture Right has lapsed. In the event of forfeiture to the Company of Granted Shares subject to the Lapsing Forfeiture Right, the Company shall release from escrow and cancel the number of Granted Shares so forfeited.  Any securities distributed in respect of the Granted Shares held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner as the Granted Shares.

(f)            Prohibition on Transfer.  The Participant recognizes and agrees that all Granted Shares which are subject to the Lapsing Forfeiture Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee).  However, the Participant, with the approval of the Administrator, may transfer the Granted Shares for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to this Agreement prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.  The term “Immediate Family” shall mean the Participant’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces and nephews and grandchildren (and, for this purpose, shall also include the Participant).  The Company shall not be required to transfer any Granted Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 2.1(f), or to treat as the owner of such Granted Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Granted Shares shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2.1(f).

(g)           Failure to Deliver Granted Shares to be Forfeited.  In the event that the Granted Shares to be forfeited to the Company under this Agreement are not in the Company’s possession pursuant to Subsection 2.1(e) above or otherwise and the Participant or the Participant’s Survivor fails to deliver such Granted Shares to the Company (or its designee), the Company may immediately take such action as is appropriate to transfer record title of such Granted Shares from the Participant to the Company (or its designee) and to treat the Participant and such Granted Shares in all respects as if delivery of such Granted Shares had been made as required by this Agreement.  The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

(h)           Adjustments.  The Plan contains provisions covering the treatment of Shares in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to the Granted Shares and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

2.2                                 General Restrictions on Transfer of Granted Shares.

(a)           Limitations on Transfer.  In addition to the restrictions set forth above in Section 2.1, the Granted Shares issued to the Participant hereunder and no longer subject to the Lapsing Forfeiture Right described in Section 2.1 herein (the “Vested Shares”) shall not be transferred by the Participant except as permitted herein, shall be subject to the provisions of Sections 2.1(e), (f) and (g) above and shall be subject to the repurchase rights described in this Section 2.2.

(b)           The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with NASD Marketplace Rule 2711 or similar rules thereto (such period, the “Lock-Up Period”).  Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions.  Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

(c)           The Participant acknowledges and agrees that neither the Company nor, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following the Participant’s Termination, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

3.             Securities Law Compliance.  The Participant specifically acknowledges and agrees that any sales of Granted Shares shall be made in accordance with the requirements of the Securities Act of 1933, as amended.  The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Granted Shares. The Company intends to maintain this registration statement but has no obligation to do so.  If the registration statement ceases to be effective for any reason, you will not be able to transfer or sell any of the Granted Shares issued to you pursuant to this Agreement unless exemptions from registration under applicable securities laws are available.  The Company shall not be obligated to either issue the Granted Shares or permit the resale of any Granted Shares if such issuance or resale would violate any securities law, rule or regulation.

4.             Legend.  In addition to any legend required pursuant to the Plan, all certificates representing the Granted Shares issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN A RESTRICTED STOCK AGREEMENT DATED AS OF [                        ], 20[    ] WITH THIS COMPANY, A COPY OF WHICH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY OR WILL BE MADE AVAILABLE UPON REQUEST.”

5.             Rights as a Stockholder.  The Participant shall have all the rights of a stockholder with respect to the Granted Shares, including voting and dividend rights, subject to the transfer and other restrictions set forth herein and in the Plan.

6.             Incorporation of the Plan.  The Participant specifically understands and agrees that the Granted Shares issued under the Plan are being sold to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

7.             Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Granted Shares issued pursuant to this Agreement, including, without limitation, the Lapsing Forfeiture Right, shall be the Participant’s responsibility.  Without limiting the foregoing, the Participant agrees that, to the extent that the lapsing of restrictions on disposition of any of the Granted Shares or the declaration of dividends on any such shares before the lapse of such restrictions on disposition results in the Participant’s being deemed to be in receipt of earned income under the provisions of the Code, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company.

Upon execution of this Agreement, the Participant may file an election under Section 83 of the Code in substantially the form attached as Exhibit A.  The Participant acknowledges that if he or she does not file such an election, as the Granted Shares are released from the Lapsing Forfeiture Right in accordance with Section 2.1, the Participant will have income for tax purposes equal to the fair market value of the Granted Shares at such date, less the price paid for the Granted Shares by the Participant.  The Participant has been given the opportunity to obtain the advice of his or her tax advisors with respect to the tax consequences of the purchase of the Granted Shares and the provisions of this Agreement.

Any taxes due shall be paid, at the option of the Company as follows:

(a)           through reducing the number of shares of Common Stock actually issued to the Participant in an amount equal to the amount of minimum withholding tax due and payable by the Company.  Fractional shares will not be retained to satisfy any portion of the withholding tax. Accordingly, the Participant agrees that in the event that the amount of withholding owed would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from the Participant’s paycheck;

(b)           requiring the Participant to deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to the statutory minimum of the Participant’s estimated total federal, state and local tax obligations or otherwise withholding from the Participant’s paycheck an amount equal to the withholding tax due and payable; or

(c)           authorizing the sale by the Participant on the date that the Granted Shares shall be released from the Lapsing Forfeiture Right such number of Granted Shares as the Company instructs the Broker to sell to satisfy the Company’s withholding obligation, after deduction of the Broker’s commission, and the Broker shall remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation.  To the extent the proceeds of such sale exceed the Company’s tax withholding obligation the Company agrees to pay such excess cash to the Participant as soon as practicable.  In addition, if such sale is not sufficient to pay the Company’s tax withholding obligation the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, the amount of any tax withholding obligation that is not satisfied by the sale of shares of Common Stock. The

Participant agrees to hold the Company and the Broker harmless from all costs, damages or expenses relating to any such sale.  The Participant acknowledges that the Company and the Broker are under no obligation to arrange for such sale at any particular price.  In connection with such sale of Granted Shares, the Participant shall execute any such documents requested by the Broker in order to effectuate the sale of the Granted Shares and payment of the withholding obligation to the Company. The Participant acknowledges that this paragraph is intended to comply with Section 10b5-1(c)(1(i)(B) under the Exchange Act.

The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

8.             Equitable Relief.  The Participant specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement or the Plan, including the attempted transfer of the Granted Shares by the Participant in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction.  Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

9.             No Obligation to Maintain Relationship.  The Participant acknowledges that:  (i) the Company is not by the Plan or this Agreement obligated to continue the Participant as an Employee, director or Consultant of the Company or an Affiliate; (ii) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (iii) the grant of the Granted Shares is a one-time benefit which does not create any contractual or other right to receive future grants of Shares, or benefits in lieu of Shares; (iv) all determinations with respect to any such future grants, including, but not limited to, the times when Shares shall be granted, the number of Shares to be granted, the purchase price, and the time or times when each Share shall be free from a lapsing repurchase or forfeiture right, will be at the sole discretion of the Company; (v) the Participant’s participation in the Plan is voluntary; (vi) the value of the Granted Shares is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; and (vii) the Granted Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

10.           Notices.  Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

BioHorizons, Inc.

2300 Riverchase Center

Birmingham, AL 35244

Attn: General Counsel

If to the Participant:

[                                 ]

[                                 ]

[                                 ]

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

11.           Benefit of Agreement.  Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

12.           Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.  For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in Alabama and agree that such litigation shall be conducted in the state courts of Birmingham, Alabama or the federal courts of the United States for the District of Alabama.

13.           Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

14.           Entire Agreement.  This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

15.           Modifications and Amendments; Waivers and Consents.  The terms and provisions of this Agreement may be modified or amended as provided in the Plan.  Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16.           Consent of Spouse/Domestic Partner.  If the Participant has a spouse or a domestic partner as of the date of this Agreement, the Participant’s spouse or domestic partner shall execute a Consent of Spouse/Domestic Partner in the form of Exhibit B hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse or domestic partner any rights in the Granted Shares that do not otherwise exist by operation of law or the agreement of the parties.  If the Participant subsequent to the date hereof, marries, remarries or applies to the Company for domestic partner benefits, the Participant shall, not later than 60 days thereafter, obtain his or her new spouse’s/domestic partner’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by having such spouse/domestic partner execute and deliver a Consent of Spouse/Domestic Partner in the form of Exhibit B.

17.           Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.           Data Privacy.  By entering into this Agreement, the Participant:  (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Shares and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BIOHORIZONS, INC.

By:
Name:
Title:

PARTICIPANT:

Print name:

EXHIBIT A

Election to Include Gross Income in Year

of Transfer Pursuant to Section 83(b)

of the Internal Revenue Code of 1986, as amended

In accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the undersigned hereby elects to include in his gross income as compensation for services the excess, if any, of the fair market value of the property (described below) at the time of transfer over the amount paid for such property.

The following sets forth the information required in accordance with the Code and the regulations promulgated thereunder:

1.                                       The name, address and social security number of the undersigned are:

Name:

Address:

Social Security No.:

2.                                       The description of the property with respect to which the election is being made is as follows:

                       (      ) shares (the “Shares”) of Common Stock, $0.0001 par value per share, of BioHorizons, Inc., a Delaware corporation (the “Company”).

3.                                       This election is made for the calendar year         , with respect to the transfer of the property to the taxpayer on                                   .

4.                                       Description of restrictions:  The property is subject to the following restrictions:

In the event the taxpayer’s service with the Company or an affiliate of the Company is terminated (the “Termination”), the taxpayer shall forfeit the Shares as set forth below:

A.                                   If the Termination takes place on or prior to                          all of the Shares will be forfeited.

B.                                     If the Termination takes place after                       , the number of Shares forfeited shall be                              (      ) Shares less                                          (      ) Shares for each full twelve (12) month period elapsed after                              if the taxpayer is employed by the Company or an affiliate of the Company or is providing services as a consultant to or director of the Company or an affiliate of the Company.

A-1

5.                                       The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made was not more than $         per Share.

6.                                       The amount paid by taxpayer for said property was $       per Share.

7.                                       A copy of this statement has been furnished to the Company.

Signed this          day of             , 20    .

Print Name:

A-2

EXHIBIT B

CONSENT OF SPOUSE/DOMESTIC PARTNER

I,                                                         , spouse or domestic partner of                                                           , acknowledge that I have read the RESTRICTED STOCK AGREEMENT dated as of                               , 20       (the “Agreement”) to which this Consent is attached as Exhibit B and that I know its contents.  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement.  I am aware that by its provisions the Granted Shares granted to my spouse/domestic partner pursuant to the Agreement are subject to a Lapsing Forfeiture Right in favor of BioHorizons, Inc. (the “Company”) and that, accordingly, I may be required to forfeit to the Company any or all of the Granted Shares of which I may become possessed as a result of a gift from my spouse/domestic partner or a court decree and/or any property settlement in any domestic litigation.

I hereby agree that my interest, if any, in the Granted Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Granted Shares shall be similarly bound by the Agreement.

I agree to the Lapsing Forfeiture Right described in the Agreement and I hereby consent to the forfeiture of the Granted Shares to the Company by my spouse/domestic partner or my spouse/domestic partner’s legal representative in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Granted Shares by an outright bequest of the Granted Shares to my spouse/domestic partner, then the Company shall have the same rights against my legal representative to exercise its rights to the Granted Shares with respect to any interest of mine in the Granted Shares as it would have had pursuant to the Agreement if I had acquired the Granted Shares pursuant to a court decree in domestic litigation.

I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT.  I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

Dated as of the                day of                                 , 20    .

Print name:

B-1